Exhibit 23.3
                                                                    ------------





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this Form 8-K of Snyder Communications, Inc, our report dated April 11, 1997 accompanying the consolidated financial statements of American List Corporation (the consolidated financial statements of American List Corporation were not presented separately therein), included in the Registration Statement of Snyder Communications, Inc. on Form S-4 (File No. 333-81479) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 which became effective October 5, 1999.




/s/Grant Thornton LLP
---------------------
GRANT THORNTON LLP

Melville, New York
October 8, 1999






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